FORM OF INVESTMENT ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST
AND
W.P. STEWART & CO., INC.

THIS INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of November 30, 2009, between the Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (the “Fund”), and W.P. Stewart & Co., Inc., a Delaware corporation (the “Advisor”).

WHEREAS, the Advisor has agreed to furnish investment advisory services to the Fund, a series of the Trust which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.           In General.  The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Fund with respect to the investment of the Fund’s assets and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

2.           Duties and Obligations of the Advisor with Respect to Investment of Assets of the Fund.  Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund.  In performing its duties under this Section 2, the Advisor may delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors, including but not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act and provided, further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law.

3.           Covenants.  In the performance of its duties under this Agreement, the Advisor:

(a)           shall at all times conform to, and act in accordance with, any requirements imposed by:  (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended (as provided with reasonable notice to the Advisor) from time to time; (iv) the investment objectives and policies of the Fund as set forth in its Registration Statement on Form N-1A as of the date hereof and as amended (as provided with reasonable notice to the Advisor); and (v) any policies and determinations of the Board of Trustees of the Trust (as provided with reasonable notice to the Advisor);

(b)           will place orders for the purchase or sale of securities either directly with the issuer or with any broker or dealer.  Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders.  In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency.  Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor.  Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder.  A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that (i) such commission is reasonable in terms of either the transaction or the overall responsibility of the Advisor to the Fund and its other clients or otherwise complies with Section 28(e) of the Securities Exchange of 1934, as amended, and (ii) that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term.  In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law.  Notwithstanding anything herein to the contrary, the Fund acknowledges and agrees that the Advisor may place any or all of the Fund’s securities orders with a broker-dealer affiliated with the Advisor, provided that the Advisor complies with its duty of best execution and all other applicable law (including the 1940 Act);

(c)           except as required by law or requested by a regulatory authority or the Fund, will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, provided that the foregoing shall not limit the ability of the Advisor or its affiliates to contact prior, current or potential shareholders for any reason unless otherwise prohibited by applicable law;

(d)           will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement;

(e)           will supply such information to the Fund’s co-administrators and permit such compliance inspections (during reasonable business hours) by the Fund’s co-administrators (in each case upon reasonable notice to the Advisor) as shall be reasonably necessary to permit the co-administrators to satisfy their legal and regulatory obligations with respect to the Fund and their contractual obligations to the Fund and to respond to the reasonable requests of the Board of Trustees;

(f)           to the extent permitted by law, may pay fees in addition to any Fund distribution or servicing fees to financial intermediaries for sub-administration, sub-transfer agency or any other shareholder servicing or distribution services associated with shareholders whose shares are held in omnibus or other group accounts, provided that the Advisor shall annually report to the Board of Trustees the amounts paid to each such financial intermediary; and

(g)           will use its commercially reasonable efforts to assist the Trust and the Fund in implementing the Trust’s disclosure controls and procedures, and will reasonably cooperate with the Trust, in a manner consistent with general market practice, to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act (including by annually providing to the Trust a written report, which complies with the requirements of such Rule 38a-1, concerning the Advisor’s compliance program with respect to the Fund).

4.           Services Not Exclusive.  Nothing in this Agreement shall prevent the Advisor or any officer, employee or affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will materially and adversely affect the performance of its obligations under this Agreement.

5.           Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request.  The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records with respect to the Fund required to be maintained by the Fund by Rules 31a-1(b)(1)–(3), (5)–(9) under the 1940 Act.  Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Advisor may maintain copies of any such records, including the performance records of the Fund, and may use such performance records to promote its services to other accounts, including other fund accounts.

6.           Agency Cross Transactions.  From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage or other clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their Accounts securities which advisory clients wish to buy.  Under currently applicable law, where one of the parties is an advisory client and the Advisor has recommended the transaction to such client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as an agency cross transaction) on behalf of the advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent.  This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is also receiving brokerage commissions as part of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client.  The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency -cross transactions if the advisory client has given written consent in advance.  By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to effect agency -cross transactions involving the Fund and an Account.  The Advisor agrees that it will not arrange purchases or sales of securities between the Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule 17a-7 under the 1940 Act) and the Trust’s policies and procedures~~,~~ (to the extent provided to the Advisor with reasonable notice) and (b) the Advisor determines that the purchase or sale is in the best interests of the Fund.  The Trust may revoke the foregoing consent at any time by written notice to the Advisor.

7.           Expenses.  During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred by it in connection with its duties hereunder.

8.           Compensation of the Advisor.  The Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets during such month.  For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to the full month in which such period falls.  The fee payable to the Advisor under this Agreement will be reduced to the extent required by any written expense limitation agreement between the Advisor and the Fund.  The Advisor, in its sole discretion, may voluntarily pay for certain Fund expenses or waive all or a portion of its fee.

9.           Limitation of Advisor’s Liability; Indemnification.

(a)           Limitation of Advisor’s Liability.  The Advisor will not be liable for any error of judgment or mistake of law or for any loss or other Claim (as defined below) suffered by Advisor, the Trust, or the Fund in connection with the performance of this Agreement, except a loss resulting from (a) a breach by the Advisor of fiduciary duty with respect to its receipt of compensation for the services it provides hereunder (but only to the extent required by Section 36(b) of the 1940 Act) or (b) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (provided that the Advisor shall be entitled to rely upon written or oral instructions, communications, data, documents or information (without investigation or verification) received by the Advisor from an authorized officer, representative or agent of the Trust).  Certain federal and state laws may impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust or Fund may have under any such applicable law.

(b)           Indemnification of Advisor Indemnified Parties. The Fund agrees to indemnify and hold harmless the Advisor, its employees, agents, officers, directors, affiliates, and nominees (collectively, the “Advisor Indemnified Parties”) from and against any and all claims, demands, actions and suits and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by any Indemnified Party or for which any Advisory Indemnified Party may be held liable (a “Claim”) arising out of or in any way relating to (i) the Advisor’s performance of it duties hereunder, except to the extent such Claim resulted from an action or omission for which the Advisor would not be entitled to exculpation pursuant to Section 9(a) hereof or (ii) actions or omissions of the Trust, the Fund or any of their other agents or service providers.

(c)           This Section 9 shall survive the termination of this Agreement indefinitely or until the latest date permitted by law.

10.           Duration and Termination.  This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved (a) at least annually by both (i) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote~~,~~ and (ii) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval or (b) as otherwise may by permitted by the 1940 Act, the rules and regulations thereunder, and the SEC’s interpretations thereof.  Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time as to the Fund, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust).  This Agreement will also immediately terminate in the event of its assignment.  (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11.           Notices.  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.           Amendment of this Agreement.  This Agreement may only be amended by an instrument in writing signed by the parties hereto.  Any amendment of this Agreement shall be subject to the 1940 Act.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

14.           Use of the Name of the Advisor.  The parties hereto acknowledge that the Fund’s use of the Advisor’s name is governed by, and subject to, that certain License Agreement, dated as of the date hereof, between the Advisor and the Trust.

15.           Additional Limitation of Liability.  The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware.  The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be.

16.           Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

17.           Counterparts.  This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST on behalf of the W.P. STEWART & CO. GROWTH FUND

By:
Name:
Title:

THE ADVISOR: W.P. STEWART & CO., INC.

By:
Name:
Title:

Appendix A

Fund/Class	Advisor Fee	Effective Date

W.P. Stewart Growth Fund	1.0%	11/30/2009